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                                  SCHEDULE 14C
                                 (RULE 14C-101)

                INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/ / Preliminary Information Statement    / / Confidential,
                                             for use of the Commission only
/X/ Definitive Information Statement         (as permitted by Rule 14c-5(d)(2)).

                       SPORTS RESORTS INTERNATIONAL, INC.
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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

     /X/ No fee required.

     / / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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                       SPORTS RESORTS INTERNATIONAL, INC.
                                 951 Aiken Road
                             Owosso, Michigan 48867
                                 (800) 433-3604


                              INFORMATION STATEMENT

                               GENERAL INFORMATION

                            YOUR VOTE IS NOT REQUIRED

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

         This Information Statement (the "Information Statement") is being mailed on or about August 13 by Sports Resorts International, Inc., a Michigan corporation (the "Company"), to all holders of record at the close of business on August 9, 2001 (the "Record Date") of the Company's common stock, par value $0.01 per share (the "Common Stock") in connection with the approval and adoption of an amendment to the Company's Articles of Incorporation (the "Charter Amendment"). As of July 17, 2001, there were 24,177,805 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter of business put to a shareholder vote.

         On July 17, 2001, Donald J. Williamson, the holder of 11,906,780 shares of Common Stock, and Patsy L. Williamson, the holder of 11,632,500 shares of Common Stock, representing in the aggregate approximately 97% of the outstanding Common Stock of the Company (the "Majority Shareholders") acted by written consent (the "Written Consent"). As a result, the Charter Amendment was approved by a majority of the issued and outstanding voting securities of the Company and no further votes will be needed. Donald J. Williamson is the Chairman of the Board and Chief Executive Officer of the Company, and Patsy L. Williamson is his wife. On July 17, 2001, the Company's Board of Directors, in response to the Written Consent, ratified the Charter Amendment, which increases the number of authorized shares of Common Stock that can be issued by Sports Resorts International, Inc. from 35,000,000 to 70,000,000. The purpose of the Charter Amendment is to increase the number of shares of Common Stock that are authorized to be issued so that the Company can accommodate the stock split that was announced on July 17, 2001.

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. By itself, this amendment will not alter the number of issued shares. The relative rights and limitations of the shares of Common Stock remain unchanged under this proposal. The increase in the number of authorized shares will permit the Company to pay the two-for-one stock split approved by the Board of Directors. At this time, the Company has no other plans for the additional shares

         The purpose of the stock split is to increase the number of shares outstanding and to improve the trading market liquidity of the Company's Common Stock. However, there can be no assurance that liquidity will improve.

         One of the effects of the amendment is to provide the Board of Directors with additional shares of Common Stock to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of existing shareholders. In addition, the availability of additional authorized shares may be viewed by a potential acquiror as an anti-takeover device.

         The Company's Board of Directors has complied with Section 450.1611(3) of the Michigan Business Corporation Act. The Company intends to file the Charter Amendment, substantially in the form attached hereto as Exhibit A, with the Michigan Department of Commerce, Corporation and Securities Bureau on or after 20 calendar days after the distribution of this Information Statement.

         This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of the Common Stock entitled to vote or give an authorization or consent in regard to the Charter Amendment of the action being taken. Set forth below is certain information that Rule 14c-2 requires to be included in this Information Statement.



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                                                                       EXHIBIT A

                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                       SPORTS RESORTS INTERNTAIONAL, INC.


         Pursuant to the provisions of Act 284, Public Acts of 1972 (the "Act"), the undersigned executes the following Certificate:

         1. The present name of the corporation is: Sports Resorts International, Inc.

         2. The identification number assigned by the Michigan Department of Consumer & Industry Services Bureau of Commercial Services is: 344-630.

         3. Article IV of the Articles of Incorporation is hereby amended to read as follows:

                  THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 70,000,000 SHARES OF COMMON STOCK, EACH WITH A PAR VALUE OF $0.01, AND 5,000,000 SHARES OF PREFERRED STOCK, EACH WITH A PAR VALUE OF $0.01. PREFERRED SHARES MAY BE ISSUED IN SERIES, EACH SERIES BEING COMPOSED OF SUCH NUMBER OF SHARES AND HAVING SUCH DIVIDEND, LIQUIDATION, VOTING, CONVERSION, REDEMPTION AND OTHER RIGHTS, IF ANY, AS THE BOARD OF DIRECTORS MAY DETERMINE FROM TIME TO TIME BY RESOLUTION


         4. The foregoing amendment to the Articles of Incorporation was duly adopted on July 17, 2001 by written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 450.1407(1) of the Act. Written notice to shareholders who have not consented in writing shall be given promptly.



Signed this 17th day of July, 2001            By: /s/ Donald J. Williamson
                                                  ------------------------
                                                  Name: Donald J. Williamson
                                                  Title: Chief Executive Officer